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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 7, 2020

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive, Fort Mill, SC 29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: Common Stock, Par Value $0.01 Per Share; Common stock traded on the New York Stock Exchange; trading symbol UFS.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02Results of Operations and Financial Condition

On August 7, 2020, Domtar Corporation issued a news release reporting earnings for the second quarter of 2020 and announced that it will be holding a webcast and a conference call to present its second quarter 2020 financial results on Friday, August 7, at 10:00 a.m. (ET). A copy of the news release is being furnished as Exhibit 99.1 to this Form 8-K.

ITEM 2.05Costs Associated With Exit or Disposal Activities

On August 7, 2020, Domtar Corporation announced that it will permanently close its uncoated freesheet manufacturing at Kingsport, Tennessee and Port Huron, Michigan mills, the remaining paper machine at the Ashdown, Arkansas mill and the converting center in Ridgefields, Tennessee. These actions will reduce the Company’s annual uncoated freesheet paper capacity by approximately 721,000 short tons and will result in a workforce reduction of approximately 780 employees. The Kingsport and Ashdown paper machines, which have been idled since April 2020, will not recommence operations. The Port Huron and Ridgefields mills are expected to shut down by the end of the first quarter of 2021.

The aggregate pre-tax earnings charge in connection with these closures is estimated to be $200 million, which includes: a) an estimated $167 million in charges relating to accelerated depreciation and impairment of the carrying amounts of certain manufacturing equipment and the impairment of related spare parts; b) $31 million of estimated severance and related employee benefits; and c) $2 million of estimated other costs. Of the estimated total pre-tax charge of approximately $200 million, $184 million is expected to be recognized in the third quarter of 2020 and the remaining $16 million is expected to be incurred by the end of the first quarter of 2021.

As a result of the third quarter decision to change the nature and use of the Kingsport, Tennessee mill, the carrying amount of the remaining assets of the Kingsport mill will be tested for impairment and could result in an additional impairment charge in the third quarter of 2020. The carrying amount of these assets was approximately $80 million at June 30, 2020.

Closure and restructuring costs are based on management’s best estimates. Although the Company does not anticipate significant changes, actual costs may differ from these estimates due to subsequent business developments. As such, additional costs and further impairment charges may be required in future periods.

Safe Harbor

The statements in this release regarding our closure and conversion plans are forward-looking statements. Actual results could differ materially for a number of reasons, including demand and price for linerboard products, availability of parts and equipment for the conversion of the mill, cost and availability of raw materials, and other factors that impact our business generally.

ITEM 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1: News release of Domtar Corporation, dated August 7, 2020

Exhibit 104: Cover Page Interactive Data File (embedded within the Inline XBRL document)

Exhibit Index

Exhibit No.	Exhibit
99.1	News Release of Domtar Corporation, dated August 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
	Name:	Razvan L. Theodoru
	Title:	Vice-President, Corporate Law and Secretary

Date:	August 7, 2020

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